Exhibit (d)(7)

FIRST AMENDMENT TO PRINCIPALS’ AGREEMENT

                This FIRST AMENDMENT TO PRINCIPALS’ AGREEMENT (this “Amendment”) is made and entered into as of November 14, 2005, by and among SIDNEY R. KNAFEL (“Knafel”), MICHAEL S. WILLNER (“Willner”), and CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P., CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P., CP III COINVESTMENT, L.P. and CP IV COINVESTMENT, L.P., each a Delaware limited partnership (each, individually, and collectively, “Carlyle”) (Knafel, Willner and Carlyle are each sometimes referred to herein individually as a “Party” and collectively as the “Parties”).  Capitalized terms used but not defined in this Amendment shall have the meanings set forth for them in the Principals’ Agreement, dated as of July 28, 2005 (the “Principals’ Agreement”), by and among the Parties.

                In consideration of the mutual agreements and covenants set forth herein and in the Principals’ Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Amendment.  Section 5.2 of the Principals’ Agreement is amended by striking the first sentence thereof and inserting in lieu of such sentence the following:

                “At or immediately following the Effective Time, the Parties shall cause the Surviving Corporation to pay to Carlyle its sponsor fee equal to 3% of the aggregate amount of all cash investments made at the Exchange Closing by Persons subscribing for shares of Class C Preferred Stock or Class D Preferred Stock of Parent as mutually agreed to by Carlyle, Knafel and Willner, less the amount of any sponsor or other investment fee paid by the Surviving Corporation with the consent of Carlyle to any Person other than Carlyle in respect of its cash investment in shares of Class C Preferred Stock or Class D Preferred Stock.”

2.  Effective Date; Effectiveness of Other Terms.  This Amendment is effective as of the date first set forth above.  Except as expressly amended by this Amendment, the Principals’ Agreement remains in full force and effect without modification.

3.  Miscellaneous.  Sections 12.4-12.6, 12.8 and 12.10-12.11 of the Principals’ Agreement are incorporated herein by reference and apply to this Amendment, mutatis mutandis.

[Signature Page Follows.]

                IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

/s/ Sidney R. Knafel
SIDNEY R. KNAFEL

/s/ Michael S. Willner
MICHAEL S. WILLNER

CARLYLE PARTNERS III TELECOMMUNICATIONS, L.P.
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

CP III COINVESTMENT, L.P.
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

CARLYLE PARTNERS IV TELECOMMUNICATIONS, L.P.
By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director

CP IV COINVESTMENT, L.P.
By:	TC Group IV, L.P., its General Partner
By:	TC Group IV, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member

By:	/s/ William E. Kennard
	Name:	William E. Kennard
	Title:	Managing Director